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                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                     FOR
                   TENDER OF 10 1/2% SENIOR NOTES DUE 2004
                               IN EXCHANGE FOR
                        10 1/2% SENIOR NOTES DUE 2004
                                      OF
                      HIGH VOLTAGE ENGINEERING CORPORATION

     This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of High Voltage Engineering Corporation, a Delaware corporation (the "Company"), who wishes to tender 10 1/2% Senior Notes due 2004 (the "Existing Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "Exchange Offer -- Procedures for Tendering Notes" of the Company's Prospectus, dated November 7, 1997 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Existing Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined here have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., BOSTON TIME, ON NOVEMBER ________, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). EXISTING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                The Exchange Agent for the Exchange Offer is:
                     State Street Bank and Trust Company
                    Corporate Trust Department, 4th Floor
                           Two International Place
                               Boston, MA 02110

                                 By Facsimile:
                                (617) 664-5395

                             Confirm by Telephone:
                                (617) 664-5587


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED BOX ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.


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Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.


                            PLEASE SIGN AND COMPLETE

Names of Registered Holder(s): ______     Address(es): ________________________

_____________________________________     _____________________________________

_____________________________________     _____________________________________

Signature(s): _______________________     Date: _______________________________

_____________________________________     _____________________________________

Area Code and Telephone No(s). ______

_____________________________________


Aggregate principal amount represented

by Existing Notes: __________________

_____________________________________


Principal amount of Existing Notes        Certificate number(s) (if known) of

tendered: ___________________________     Existing Notes tendered: ____________

_____________________________________     _____________________________________


     This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for Existing Notes or on a security position listing as the owner of Existing Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): ____________________________     Capacity: ___________________________

_____________________________________     _____________________________________


Address(es): ________________________

_____________________________________

_____________________________________



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                              GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)

         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Existing Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., Boston time, within THREE (3) Nasdaq trading days following the Expiration Date.


Name of Firm: _______________________     _____________________________________
                                                  Authorized Signature

Address: ____________________________     Name: _______________________________


_____________________________________     Title: ______________________________
          (Include Zip Code)


Area Code and Telephone Number:

_____________________________________     Date: _________________________, 1997


DO NOT SEND EXISTING NOTES WITH THIS FORM. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) written on the face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Existing Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and request for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.




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